New Production Facility

- Obtained GMP Certificate in September 2009
- Tripled the production capacity of solid dosage medicines
- Operate both old and new facilities at the same time to produce a large variety of products
- Contribution potential to revenues operating at full capacity:

  Tablets 27%, Capsules 10%, Granules 25%, Liquid 38%

PRODUCTON LINES	CAPACITY BEFORE NEW FACILITY	CURRENT CAPACITY
Tablets	600 million	1500 million
Capsules	200 million	400 million
Granules	50 million packs	100 million packs
Liquid Solution	120 million tubes	120 million tubes